Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

For purposes solely of this “Unaudited Pro Forma Condensed Combined Financial Information” section, the term “Management” refers to Teamshares management prior to the Closing (as defined below) and management of the Combined Company after the Closing.

Introduction

The unaudited pro forma condensed combined financial information presents the combination of the historical financial statements of Live Oak and Teamshares, adjusted to implement the Business Combination and certain transactions contemplated in connection with the Business Combination (collectively, the “Transactions”). The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the definitive proxy statement and final prospectus, dated May 27, 2026 (the “Proxy Statement/Prospectus”).

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical balance sheet of Live Oak as of March 31, 2026 with the historical balance sheet of Teamshares as of March 31, 2026 on a pro forma basis as if the Business Combination had been consummated on March 31, 2026.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 combines the historical statement of operations of Live Oak for the three months ended March 31, 2026 and the historical statement of operations of Teamshares for the three months ended March 31, 2026. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the historical statement of operations of Live Oak for the year ended December 31, 2025 and the historical statement of operations of Teamshares for the year ended December 31, 2025 on a pro forma basis, giving effect to the Business Combination and related transactions as if they had been consummated on January 1, 2025.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in this Proxy Statement/Prospectus:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the historical unaudited interim condensed financial statements of Live Oak as of March 31, 2026 and for the three months ended March 31, 2026, and the historical audited financial statements of Live Oak as of and for the year ended December 31, 2025

•

the historical unaudited interim condensed consolidated financial statements of Teamshares as of March 31, 2026 and for the three months ended March 31, 2026, and the historical audited financial statements of Teamshares as of and for the year ended December 31, 2025 and

•

other information relating to Teamshares and Live Oak included in this Proxy Statement/Prospectus, including the description of the Merger Agreement and the transactions contemplated in the section titled “The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Live Oak” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Teamshares” included elsewhere in this Proxy Statement/Prospectus. Unless otherwise stated, the pro forma share calculations and ownership information incorporate the information and assumptions set forth in the section of this Proxy Statement/Prospectus entitled “Share Calculations and Ownership Percentages”.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Teamshares’ financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The following describes the above entities:

Live Oak

Live Oak is a special purpose acquisition company incorporated as an exempted company under the laws of the Cayman Islands on November 27, 2024, for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Live Oak has neither engaged in any operations nor generated any revenue to date.

Teamshares

Teamshares Inc. is a Delaware corporation formed on June 28, 2019. Teamshares is a tech-enabled acquiror of small-to-medium sized businesses, which become Operating Subsidiaries of Teamshares upon acquisition. Teamshares was formed to create a platform to programmatically acquire companies from retiring owners, integrate them with the Teamshares platform, and help employees earn company stock.

Description of the Transactions

On November 14, 2025, Live Oak, Merger Sub, Merger Sub II and Teamshares entered into the Original Merger Agreement. On April 1, 2026, the parties entered into the First Amendment to the Original Merger Agreement (the “First MA Amendment”) and on May 13, 2026 the parties entered into the Second Amendment to the Original Merger Agreement (the “Second MA Amendment” and, collectively with the Original Merger Agreement and the First MA Amendment, the “Merger Agreement”). On June 16, 2026, the Business Combination was approved by a Live Oak shareholder vote. The Business Combination was completed on June 18, 2026 (the “Closing”). Following the Closing, the Combined Company is the publicly traded parent company, and its common stock and warrants are listed on Nasdaq under the ticker symbol “TMS” and “TMSWW”, respectively. As a result of the Business Combination, and upon the Closing, pursuant to the Merger Agreement, among other things:

(A)

all of the issued and outstanding capital stock of the Company as of immediately prior to the First Effective Time were automatically cancelled in exchange for the right for each Company Stockholder to receive its Pro Rata Share of the Stockholder Merger Consideration (after giving effect to Liquidation Preference Elections and, thereafter, giving effect to the Company Preferred Stock Exchange or otherwise treating shares of Company Preferred Stock on an as-converted to Company Common Stock basis, but excluding Company Treasury Shares);

(B)

Company Options outstanding and in-the-money (as defined in the Merger Agreement) as of immediately prior to the First Effective Time were assumed by Live Oak and replaced with options exercisable for shares of Combined Company Common Stock, subject to adjustments to the exercise prices and number of underlying shares, in each case in accordance with the terms of the Merger Agreement; and

(C)

Earnout Participants, as defined in the Merger Agreement, have a contingent right to receive certain Earnout Shares, subject to satisfaction of relevant conditions, if any such Earnout Shares are issued during the Earnout Period in accordance with the terms and subject to the conditions set forth in the Merger Agreement.

Earnout Shares

The Merger Agreement provides that, following the Closing, eligible Earnout Participants (comprised of former Teamshares Stockholders (excluding any Liquidation Preference Electing Holders relative to Liquidation Preference Shares) and Company Optionholders who satisfy the Eligibility Conditions as of immediately prior to an Earnout Trigger Date, as further described below, may have the contingent right to receive up to an additional 6,000,000 shares of Combined Company Common Stock (the “Earnout Shares”) in the event that, during the post-Closing period ending on the fifth anniversary of the Closing Date (the “Earnout Period”), the volume weighted average trading prices (“VWAP”) of shares of Combined Company Common Stock meets or exceeds certain trading-price based “Trigger Events” or upon the occurrence of a “Qualifying Change of Control” Transaction (defined under the Merger Agreement as change of control transaction in which the implied price per share of Combined Company Common Stock equals or exceeds $12.00 per share) (the occurrence of any of the foregoing trading-price based trigger events or a Qualifying Change of Control, a “Triggering Event”). Earnout Participants include Teamshares Stockholders as of immediately prior to the First Effective Time (excluding Liquidation Preference Electing Holders relative to Liquidation Preference Shares) and “Eligible Optionholders,” which are holders of Assumed Options who (i) were employed by, or in service with, Teamshares or its subsidiaries as of immediately following the First Effective Time, and (ii) remain continuously employed by, or in service with, the Combined Company or its subsidiaries from the Closing Date until immediately prior to an applicable Triggering Event (the “Eligibility Condition”).

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During the Earnout Period, Earnout Participants may receive their respective Earnout Pro Rata Share of an aggregate of up to 6,000,000 Earnout Shares, in the event that the following conditions are satisfied during the Earnout Period:

(i)

if the VWAP of the Combined Company Common Stock equals or exceeds the Earnout Tier I Share Price Target for any twenty (20) Trading Days within any consecutive thirty (30) Trading Day period commencing at least 150 days after the Closing Date but prior to the expiration of the Earnout Period, then, subject to the terms and conditions of the Merger Agreement, the Earnout Participants shall be entitled to receive Two Million (2,000,000) Earnout Shares;

(ii)

if the VWAP of the Combined Company Common Stock equals or exceeds the Earnout Tier II Share Price Target for any twenty (20) Trading Days within any consecutive thirty (30) Trading Day period commencing at least 150 days after the Closing Date but prior to the expiration of the Earnout Period, then, subject to the terms and conditions of the Merger Agreement, the Earnout Participants shall be entitled to receive Two Million (2,000,000) Earnout Shares; and

(iii)

if the VWAP of Combined Company Common Stock equals or exceeds the Earnout Tier III Share Price Target for any twenty (20) Trading Days within any consecutive thirty (30) Trading Day period commencing at least 150 days after the Closing Date but prior to the expiration of the Earnout Period, then, subject to the terms and conditions of the Merger Agreement, the Earnout Participants shall be entitled to receive Two Million (2,000,000) Earnout Shares.

The above is further summarized in the following table:

Earnout Tier	Share Price Target	VWAP Condition	Earnout Shares
Tier I	$12.00 per share	VWAP ≥ $12.00 for 20 out of 30 consecutive Trading Days (commencing at least 150 days after Closing but prior to the end of the Earnout Period)	2,000,000
Tier II	$15.00 per share	VWAP ≥ $15.00 for 20 out of 30 consecutive Trading Days (commencing at least 150 days after Closing but prior to the end of the Earnout Period)	2,000,000
Tier III	$20.00 per share	VWAP ≥ $20.00 for 20 out of 30 consecutive Trading Days (commencing at least 150 days after Closing but prior to the end of the Earnout Period)	2,000,000
Total			6,000,000

Each share price target may only be achieved once during the Earnout Period. The achievement of a higher-tier share price based Triggering Event is deemed to include the achievement of any lower-tier share price based Triggering Event not previously achieved, and in such case, the Earnout Shares attributable to each such share price target will become issuable to then-qualifying Earnout Participants together.

If a Qualifying Change of Control (as defined above) occurs during the Earnout Period (in which the implied consideration per share of Combined Company Common Stock equals or exceeds $12.00), eligible Earnout Participants shall be entitled to receive their respective Earnout Pro Rata Share of all Earnout Shares not previously vested. If none of the Trigger Events occur during the Earnout Period, no Earnout Shares will be delivered to Earnout Participants. If any Earnout Shares are issued, they will not be registered at the time of issuance.

Additional Information Regarding Stockholder Merger Consideration and Pro Rata Shares of Stockholder Merger Consideration

Under the terms of the Merger Agreement, “Stockholder Merger Consideration” represents a subset of the aggregate Merger Consideration, excluding the value attributed to Assumed Vested Options. In connection with the Closing, each Teamshares Stockholder received its Pro Rata Share of the Stockholder Merger Consideration (after giving effect to Liquidation Preference Elections by Eligible Preferred Holders and, thereafter, giving effect to the Company Preferred Stock Exchange or otherwise treating shares of Company Preferred Stock on an as-converted to Company Common Stock basis, but excluding Company Treasury Shares). A Teamshares Stockholder’s Pro Rata Share is calculated as a fraction, expressed as a percentage, equal to (i) the portion of the Stockholder Merger Consideration issuable to such stockholder in accordance with the terms of the Merger Agreement, divided by (ii) the total Stockholder Merger Consideration issuable to all Teamshares Stockholders. The number of shares of Combined Company Common Stock issuable to each Teamshares Stockholder was determined by applying the Conversion Ratio (as defined below) to the number of shares of Company Common Stock held by such stockholder as of immediately prior to the First Effective Time (after giving effect to Liquidation Preference Elections by Eligible Preferred Holders and, thereafter, after giving effect to Company Preferred Stock Exchange or otherwise treating Teamshares Preferred Stock on an as-converted to common stock basis), but excluding, for calculation purposes, Company Treasury Shares.

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The “Conversion Ratio” is equal to (i) the Per Share Price, divided by (ii) $10.00. The “Per Share Price” is equal to (A) the Merger Consideration (i.e., $525.0 million plus any Interim Period Financing amounts that convert to Teamshares common stock prior to the First Effective Time), divided by (B) the number of Fully-Diluted Company Shares outstanding as of the First Effective Time. “Fully-Diluted Company Shares”, as defined in the Merger Agreement, as of the Closing and without duplication, means the total number of issued and outstanding shares of Company Common Stock, expressed on a fully-diluted and as-converted to Company Common Stock basis, (a) after giving effect to Liquidation Preference Elections by Eligible Preferred Holders and, thereafter, giving effect to the Company Preferred Stock Exchange or otherwise treating shares of Company Preferred Stock on an as converted to Company Common Stock basis, (b) issuable upon the settlement of Company In-the-Money Options (vested and unvested) outstanding and unexercised as of immediately prior to the First Effective Time, calculated in accordance with the treasury accounting method, and (c) treating all outstanding Company Convertible Securities (other than Company Options) as fully vested and as if the Company Convertible Security had been exercised, exchanged or converted as of the First Effective Time and calculated using the treasury method of accounting, but excluding any Company Securities held by Teamshares as treasury stock. The final Conversion Ratio was calculated as 4.510.

Other Related Events in Connection with the Business Combination

Other related events that have or are contemplated to take place in connection with the Business Combination are summarized below:

Initial PIPE Investment

Concurrently with the execution of the Original Merger Agreement, Live Oak entered into Initial PIPE Subscription Agreements with the Initial PIPE Investors, including certain members of Teamshares management (identified below, the “Teamshares PIPE Investors”). Under the terms of the Initial PIPE Subscription Agreements, the Initial PIPE Investors agreed to subscribe for and purchase 13,750,000 Live Oak shares at a purchase price of $9.20 per share for gross proceeds of approximately $126.5 million.

The Teamshares PIPE Investors have entered into Initial PIPE Subscription Agreements with Live Oak to purchase the following shares of Live Oak Class A Common Stock for the following investment amounts (at $9.20 per share subscription price) in accordance with the terms of such subscription agreements:

Name	PIPE Investment Amount
Michael Brown	$250,000
Alex Eu	$250,000
Kevin Shiiba	$250,000
Brian Gaebe	$125,000
Madhuri Kommareddi	$125,000

The terms of the Initial PIPE Subscription Agreements into which the Teamshares PIPE Investors entered are equivalent to the terms of the Initial PIPE Subscription Agreements entered into by investors in the Initial PIPE Investment transaction that are not Teamshares PIPE Investors. For purposes of illustrative pro forma share calculations and ownership percentages, and to avoid duplication, the shares of Combined Company Common Stock held by the Teamshares PIPE Investors immediately after the Closing are included, in this and other sections of this Proxy Statement/Prospectus, in the aggregate number of shares of Combined Company Common Stock issuable to the Initial PIPE Investors. Accordingly, those shares are excluded from the presentations of the number of shares of Combined Company Common Stock held by the Teamshares Stockholders immediately after the Closing.

Simple Agreements for Future Equity (SAFE) Investments

During the period between December 2025 and May 2026, Teamshares and SAFE Investors entered into Teamshares SAFEs for Purchase Amounts of approximately $6.3 million, of which $3.0 million was received by Teamshares in December 2025, $1.1 million was received by Teamshares in January 2026, $1.3 million was received by Teamshares in April 2026, and $1.0 million was received by Teamshares in May 2026. The Teamshares SAFEs entered into prior to March 31, 2026 are included in Other Long-Term Liabilities on the Consolidated Balance Sheet as of March 31, 2026. Pursuant to the terms of the Teamshares SAFEs, the Teamshares SAFEs automatically converted into 688,043 newly-issued shares of Combined Company Common Stock in connection with the proposed Business Combination. The Teamshares SAFEs also contemplated and resulted in the delivery at the Closing of an aggregate of 63,300 additional shares of Combined Company Common Stock as “bonus shares.” Pursuant to the terms of the Teamshares SAFEs, the Teamshares SAFEs automatically converted upon consummation of the Business Combination into SAFE Investor Combined Company Shares.

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Deferred Founder Shares

At the Closing, 1,150,000 Deferred Founder Shares are subjected to Founder Shares Post-Closing Conditions and will be forfeited, in whole or in part, if such conditions are not satisfied within the post-Closing Founder Share Measurement Period. As of the Closing, a total of 1,049,529 Incentive Founder Shares were undistributed resulting in the forfeiture of 524,765 shares and retention of 524,765 shares by the Sponsor that are subject to the Founder Shares Post-Closing Conditions during the Founder Share Measurement Period (and forfeited if the Founder Shares Post-Closing Conditions are not satisfied during such period).

Teamshares Liquidation Preference Elections and Warrant Exercises

For purposes of calculating the number of shares of Company Common Stock outstanding prior to the First Effective Time, it is noted that (A) (i) some, but not all, of the holders of outstanding shares of Company Series C-1 Preferred Stock, and none of the holders of outstanding shares of Company Series C-2 Preferred Stock, made Liquidation Preference Elections (as further described elsewhere in this Proxy Statement/Prospectus) and (ii) all of the holders of Company Series D-1 Preferred Stock, Company Series D-2 Preferred Stock, Company Series D-NV Preferred Stock, Company Series E Preferred Stock and Company Series E-NV Preferred Stock made Liquidation Preference Elections in accordance with the Liquidation Preference Election and Waiver Documents. Based on the foregoing election results, using the Per Share Price determined at Closing in accordance with the terms of the Merger Agreement, an aggregate of 5,171,149 shares of Company Common Stock were issuable by Teamshares prior to the Company Preferred Stock Exchange required by the terms of the Merger Agreement to be effectuated prior to the First Effective Time, to Liquidation Preference Electing Holders, corresponding to an aggregate liquidation preference allocation, expressed as a dollar amount, of $233.2 million, as further detailed in the sections of this Proxy Statement/Prospectus entitled “Teamshares Liquidation Preference Elections and Warrant Exercises” and “Unaudited Pro Forma Condensed Combined Financial Information”; and (B) warrants to purchase 77,258 shares of Company Common Stock were exercised in accordance with their terms (resulting in the issuance, on a net exercise basis, of 48,988 shares of Company Common Stock prior to the First Effective Time).

The Liquidation Preference Elections which were made as of the Closing resulted in the issuance of 1,971,943 more shares of Company Common Stock than would have been issued to such Liquidation Preference Electing Holders, had such holders not made Liquidation Preference Elections.

Non-Redemption Agreements

In connection with the Closing of the Business Combination, Live Oak entered into Non-Redemption Agreements (the “Non-Redemption Agreements”), dated as of June 5, 2026, with unaffiliated third-party shareholders of Live Oak (each, a “NRA Investor” and collectively, the “NRA Investors”) and Sponsor in accordance with the terms of the Merger Agreement.

Pursuant to the Non-Redemption Agreements, the NRA Investors agreed not to redeem an aggregate of 276,646 Class A ordinary shares of Live Oak (the “Non-Redeemed Shares”) at the Extraordinary General Meeting. In exchange for the foregoing commitment to Live Oak to not redeem the Non-Redeemed Shares, the Sponsor agreed to transfer to the NRA Investors, contemporaneously with the Closing, an aggregate of 37,171 shares of Class B Common Stock held by the Sponsor, provided that such NRA Investors do not exercise their respective redemption rights with respect to the Non-Redeemed Shares in connection with the Extraordinary General Meeting. The foregoing description of the Non-Redemption Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Non-Redemption Agreement attached hereto as Exhibit 10.17, which is incorporated herein by reference.

Forward Purchase Agreement

On June 1, 2026, in connection with the Business Combination, Live Oak entered into an agreement (the “Forward Purchase Agreement”) with a fund sub-advised by JBA Asset Management LLC for an OTC Equity Prepaid Forward Transaction to purchase shares of Combined Company Common Stock. Capitalized terms used but not otherwise defined in this subsection have the meanings ascribed to them in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, upon consummation of the Business Combination, Live Oak will pay to the FPA Investor, from funds remaining in the trust account established by Live Oak at the time of Live Oak’s initial public offering (the “Trust Account”), after satisfaction of required redemption payments, an amount (the “Prepayment Amount”) equal to the product of the number of Subject Shares (as defined below, up to a maximum number of 4,000,000 shares) multiplied by an amount determined as of five (5) exchange business days prior to the Closing Date (“Initial Price”), subject to adjustment for share splits, share dividends, combinations or recapitalizations occurring after the Closing, and Live Oak or the Combined Company will also reimburse the FPA Investor for certain expenses at the Closing or upon earlier termination of the Forward Purchase Agreement, as applicable.

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Pursuant to the Forward Purchase Agreement, the FPA Investor purchased 4,000,000 Public Shares from third-parties on the open market prior to the Closing. The 4,000,000 shares were not redeemed pursuant to the terms of the Forward Purchase Agreement. The funds remaining in the Trust Account as a result of the 4,000,000 shares that were not redeemed were used to settle the Prepayment Amount owed to the FPA Investor. The Prepayment Amount was determined to be $42.2 million based on an Initial Price of $10.56. The Company believes that the substance of this payment is akin to a subscription receivable for shares in the Combined Company. As such, the payment of the Prepayment Amount has been presented as a reduction of equity. Additionally, the Company recognized a derivative liability that represents the estimated fair value of the Company’s settlement obligations under the Forward Purchase Agreement.

The foregoing description of the Forward Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Forward Purchase Agreement, a copy of which is included as Exhibit 10.9 to this Proxy Statement/Prospectus and is incorporated herein by reference.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Live Oak was treated as the “acquired” company and Teamshares was treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination is being treated as the equivalent of Teamshares issuing stock for the net assets of Live Oak, accompanied by a recapitalization. The net assets of Live Oak will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Teamshares.

Under the terms of the Merger Agreement, Teamshares Stockholders as of the First Effective Time received shares of Combined Company Common Stock with an aggregate value equal to the Stockholder Merger Consideration, with the number of such Merger Consideration Shares to be determined based on a value of $10.00 per share. Other than Company Options which are in-the-money as of the First Effective Time, all Teamshares options, warrants and any other securities convertible or exchangeable for Teamshares shares that remain unexercised were terminated as of the First Effective Time. In addition, qualifying Earnout Participants received a right to certain Earnout Shares, if any such shares are issued upon the achievement, if any, of specified share price targets or other events or conditions which may occur during the post-Closing Earnout Period.

Teamshares has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances as of immediately following the Closing:

•	The stockholders of Teamshares have the greatest voting interest in the Combined Company;

•	The stockholders of Teamshares have the ability to control decisions regarding election and removal of directors and officers of the Combined Company;

•	Teamshares’ operations prior to the Business Combination comprise the only ongoing operations of the Combined Company;

•	Teamshares’ existing senior management comprise the senior management of the Combined Company; and

•	Teamshares is the larger entity (relative to Live Oak) based on historical operating activity and its larger employee base.

Additional Accounting Considerations

Teamshares is assessing the accounting related to the Business Combination and the treatment related to the following matters:

•

Earnout Shares – Teamshares management is currently evaluating the accounting treatment related to the portion of the Earnout Shares attributed to Eligible Optionholders who satisfy the applicable eligibility criteria as of a Trigger Date. These are considered a separate unit of account from the Earnout Shares attributed to Teamshares Stockholders. For purposes of the unaudited pro forma condensed combined financial information, the company has preliminarily treated the portion of these Earnout Shares subject to continued service requirements as stock-based compensation and classified them as equity. However, the evaluation and finalization of accounting conclusions, including any related compensation expense, are ongoing and subject to change.

•

Live Oak Public Warrants and Private Warrants – Live Oak Public Warrants and Private Warrants are accounted for as equity instruments in the historical financial statements of Live Oak. Based on existing terms and no anticipated modifications, Teamshares management preliminarily expects that equity classification for the Public Warrants and Private Warrants will continue to be appropriate for the Combined Company warrants issued at Closing in respect of the Live Oak Public Warrants and Private Warrants; provided, that Teamshares management may continue to analyze this treatment, with final conclusions to be determined as described immediately below.

•

Contingent Payment to HBC—On December 23, 2025, certain subsidiaries of Teamshares entered into the HBC Credit Facility, which had approximately $33.9 million in principal outstanding as of March 31, 2026. As additional consideration for entering into the HBC Credit Facility, Teamshares agreed, pursuant to the HBC-Teamshares Fee Letter, to pay “HBC Fee” upon a future, post-Business Combination date, subject to and contingent upon the consummation of the proposed Business Combination, which HBC Fees may, in the discretion of Teamshares, be deliverable in the form of (i) shares of Combined Company Common Stock (with the number of such shares of Combined Company Common Stock to be determined based on the arithmetic average of the daily volume-weighted average trading price of shares of Company Common Stock during the seven (7) full trading days immediately preceding the date of issuance of such shares) or (ii) cash, in an amount equal to $1 million ; and provided, further, that Teamshares may be required to deliver the HBC Fees in cash if certain conditions set forth in the HBC-Teamshares Fee Letter are not satisfied in connection with the Business Combination or during the post-Closing period preceding the HBC Fee required payment date, in each case in accordance with the terms of the HBC-Teamshares Fee Letter. See Note 9, “Debt” to the Teamshares Inc. audited annual consolidated financial statements included elsewhere in this Proxy Statement/Prospectus for further discussion of the HBC Credit Facility. As of the date hereof, management has not concluded whether the $1.0 million liability will be paid in cash or in shares of common stock in the Combined Company. Therefore, for purposes of the pro forma presentation, management has reflected the $1.0 million base HBC Fee in the form of cash payment in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the settlement of this liability, representing the minimum amount payable upon consummation of the Business Combination. Management of the Combined Company will finalize their election to settle this liability in cash or common stock in the Combined Company on the earlier of 1) 30 days following the effectiveness of the registration statement covering the resale of the Initial PIPE Shares or 2) one year following the Closing.

Except to the extent otherwise noted above, the final accounting treatment related to the proposed Business Combination, including the accounting treatment of Earnout Shares, Public Warrants, and Private Placement Warrants and potential post-Closing HBC Fee obligations will be finalized by Teamshares and reported in the first reporting period following the consummation of the Business Combination.

Post-Transaction Reporting Consideration

After the Business Combination is consummated, Teamshares’ historical financial statements will replace those of Live Oak beginning with the filing of the financial statements that first include the Business Combination.

Pro forma Ownership after the Business Combination

The following presents the post-Closing share ownership of Combined Company outstanding shares immediately after the Closing excluding the dilutive effect of (i) shares of Combined Company Common Stock underlying the Assumed Vested Options, (ii) the Earnout Shares, (iii) the Founder Post-Closing Restricted Shares, (iv) the Combined Company Warrants issued at the Closing in respect of Live Oak Private Placement Warrants, and (v) the Combined Company Warrants issued at the Closing in respect of Live Oak Public Warrants.

Equity Capitalization Summary	Shares	%
Former Live Oak Public Shareholders	561,341	1%
Sponsor(1)	3,450,000	5%
Initial PIPE Investors(3)	13,750,000	19%
Teamshares Stockholders(2)	49,435,918	69%
SAFE Investors(4)	751,343	1%
FPA Investor(5)	4,000,000	6%
Other(6)	37,171	0%

Total	71,985,774	100%

(1)

Excludes (i) 1,150,000 Founder Post-Closing Restricted Shares, which are subject to vesting upon the occurrence of the Founder Share Tier I Share Price Target and Founder Share Tier II Share Price Target or upon the occurrence of a Qualifying Change of Control during the Founder Share Measurement Period; and (ii) 524,765 remaining Incentive Founder Shares. Live Oak used a total of 100,471 Incentive Founder Shares to incentivize commitments from certain investors in Financing Transactions, secure Trust Account non-redemption or backstop arrangements or otherwise provide support in connection with any financing transaction (inclusive of the SAFE Investor Founder Shares).

(2)

Represents shares in the Combined Company issued at Closing to Teamshares Stockholders in respect of outstanding Teamshares shares as of immediately prior to the First Effective Time, including, without limitation, any holders of Teamshares stock issued upon exchange or conversion of Company securities issued in Interim Period Financing Transactions, if any, and excludes Earnout Shares, as well as any Initial PIPE Shares issuable at the Closing to Teamshares PIPE Investors. For pro forma shares calculation purposes, Stockholder Merger Consideration has been allocated amongst the Teamshares Stockholders based on such holders’ anticipated Pro Rata Shares (as defined in the Merger Agreement) as of the First Effective Time, taking into account among other assumptions, that (i) holders of all of the outstanding shares of Company Series D-1 Preferred Stock, Company Series D-2 Preferred Stock, Company Series D-NV Preferred Stock, Company Series E Preferred Stock and Company Series E-NV Preferred Stock have elected to receive their liquidation preference, and based on actual Liquidation Preference Elections received by Teamshares from Eligible Preferred Holders as of the date of this Proxy Statement/Prospectus (including that holders of all of the outstanding shares of Company Series C-2 Preferred Stock have waived their Liquidation Preference Election rights and, instead, had their shares of Company Series C-2 Preferred Stock converted into shares of Company Common Stock in accordance with the Mandatory Conversion procedures described in further detail elsewhere in this Proxy Statement/Prospectus), and holders of a portion of the outstanding shares of Company Series C-1 Preferred Stock have made Liquidation Preference Elections and the remainder have Mandatory Conversion Elections, and that (ii) prior to the First Effective Time, outstanding Company Warrants to purchase 77,258 shares of Company Common Stock are net exercised for 48,988 shares of Company Common Stock prior to the First Effective Time.

(3)

Reflects consummation of the approximately $126.5 million Initial PIPE Investment transaction in accordance with the terms of the Initial PIPE Subscription Agreements and includes the issuance of 13,750,000 shares of Combined Company Common Stock to the Initial PIPE Investors (including Teamshares PIPE Investors).

(4)	Pursuant to the terms of the Teamshares SAFEs, each of such SAFEs automatically converts at the Closing into shares of the Combined Company Common Stock.

(5)	Represents shares held by the FPA Investor.

(6)	Represents Incentive Founder Shares issued to investors who entered into NRAs.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2026 ($ in thousands)

	Live Oak (Historical)	Teamshares (Historical)	Pro Forma Adjustments			Pro Forma Combined
Assets
Current Assets
Cash and Cash Equivalents	1,124	37,030	74,490	(A	)	112,644
Due from Sponsor	1	—	—			1
Restricted Cash	—	10,801	—			10,801
Accounts Receivable, Net	—	23,049	—			23,049
Inventories	—	51,028	—			51,028
Prepaid Expenses	80	3,036	—			3,116
Other Current Assets	—	2,186	(1,120)	(M	)	1,066
Total Current Assets	1,206	127,129	—			201,705
Long Term Assets			—
Restricted Cash	—	425	—			425
Property, Plant, and Equipment, Net	—	29,998	—			29,998
Operating Lease Right-Of-Use Assets, Net	—	93,517	—			93,517
Goodwill, Net	—	245,439	—			245,439
Internally Developed Software, Net	—	6,263	—			6,263
Trade Names, Net	—	12,346	—			12,346
Long-Term Prepaid Insurance	—	—	—			—
Other Assets	—	12,625	—			12,625
Marketable Securities Held in Trust Account	241,144	—	(241,144)	(B	)	—
Total Long-Term Assets	241,144	400,613	—			400,613
Total Assets	242,350	527,742	—			602,318
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	—	29,467	(4,308)	(L	)	25,159
Accrued Expenses	1,777	10,830	(1,777)	(C	)	10,830
Accrued Offering Costs	75	—	(75)	(C	)	—
Deferred Revenue	—	14,587	—			14,587
Contingent Consideration	—	2,408	—			2,408
Short-Term Debt and Current Portion of Long- Term Debt	—	214,175	(37,060)	(J	)	177,115
Current Portion of Operating Lease Obligations	—	9,079	—			9,079
Other Current Liabilities	—	12,567	—			12,567
Total Current Liabilities	1,852	293,113	—			251,745
Long-Term Liabilities
Warrant Liability	—	2,881	(2,881)	(N	)	—
Contingent Consideration	—	6,009	—			6,009
Long-Term Debt, Net	—	86,029	—			86,029
Long-Term Operating Lease Obligations	—	87,881	—			87,881
Other Long-Term Liabilities	—	9,903	(4,100)	(O	)	5,803
Teamshares Earnout Shares	—	—	41,622	(I	)	41,622
Deferred Founder Shares	—	—	14,646	(K	)	14,646
Deferred Advisory Fee	6,900	—	(6,900)	(C	)	—
Deferred Underwriting Fee	6,900	—	(6,900)	(C	)	—
PIPE Subscription Agreements Liability	16,539	—	(16,539)	(Q	)	—
Forward Purchase Agreement Liability	—	—	8,083	(R	)	8,083
Total Long-Term Liabilities	30,339	192,703	—			250,073
Total Liabilities	32,191	485,816	—			501,818
Redeemable Noncontrolling Interests	—	1,762	—			1,762
Live Oak Class A Ordinary Shares Subject to Possible Redemption	241,144	—	(241,144)	(D	)	—
Stockholders’ Equity
Teamshares Common Stock	—	—	—	(P	)	—
Teamshares Preferred Stock	—	—	—	(P	)	—
Additional Paid-In Capital	—	328,634	58,696	(G	)	387,330
Accumulated Deficit	(30,986)	(284,652)	30,858	(H	)	(284,780)
Accumulated Other Comprehensive Loss	—	(1,298)	—			(1,298)
Live Oak Preference Shares	—	—	—			—
Live Oak Class A Ordinary Shares	—	—	—			—
Live Oak Class B Ordinary Shares	1	—	(1)	(E	)	—
Combined Company Common Stock	—	—	6	(F	)	6
Total Stockholders’ Equity	(30,985)	42,684	—			101,258
Noncontrolling Interests	—	(2,521)	—			(2,521)
Total Equity	(30,985)	40,163	—			98,738
Total Liabilities and Stockholders’ Equity	242,350	527,742	—			602,318

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Three Months Ended March 31, 2026 ($ in thousands except per share information)

	Live Oak (Historical)	Teamshares (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue	—	121,039	—			121,039
Cost of Revenue	—	73,096	—			73,096
Gross Profit	—	47,943	—			47,943
Operating Expenses (Income) Depreciation	—	823	—			823
Amortization	—	1,704	—			1,704
Selling, General, and Administrative Expenses	966	53,014	1,278	(AA)		55,258
Goodwill Impairment	—	—	—			—
Loss (Gain) on Disposition of Assets	—	(203)	—			(203)
Total Operating Expenses	966	55,338	—			57,582
Loss from Operations	(966)	(7,395)	—			(9,639)
Non-Operating Expenses (Income)
Interest Expense, Net	—	15,364	(6,604)	(FF	)	8,760
Interest Earned on Marketable Securities Held in Trust Account	(2,102)	—	2,102	(BB	)	—
Change in Fair Value of Warrant Liability	—	(41)	41	(CC	)	—
Change in Fair Value of Contingent Consideration	—	(3)	—			(3)
Other Non-Operating (Income) Expenses	—	(297)	—			(297)
Subscription Agreements Liability	1,265	—	(1,265)	(DD	)	—
Change in Fair Value of PIPE Subscription Agreements Liability	—	—	—			—
Initial Loss on Forward Purchase Agreement Liability	—	—	—			—
Total Non-Operating Expenses	(837)	15,023	—			8,460
Loss Before Income Taxes	(129)	(22,418)	—			(18,099)
Income Tax Expense	—	359	—			359
Net Loss	(129)	(22,777)	—			(18,458)
Net Loss Attributable to Noncontrolling Interests	—	100	—			100
Net Loss Attributable to the Combined Company	—	(22,877)	—			(18,558)
Net Loss Attributable to the Common Stockholders	(129)	(22,813)	—			(18,494)
Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted	—	(19.42)	—			(0.26)

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

For the Year Ended December 31, 2025 ($ in thousands except per share information)

	Live Oak (Historical)	Teamshares (Historical)	Pro Forma Adjustments			Pro Forma Combined
Revenue	—	471,567	—			471,567
Cost of Revenue	—	288,467	—			288,467
Gross Profit	—	183,100	—			183,100
Operating Expenses (Income)
Depreciation	—	3,086	—			3,086
Amortization	—	5,907	—			5,907
Selling, General, and Administrative Expenses	2,214	191,421	12,592	(AA	)	206,227
Goodwill Impairment	—	19,412	—			19,412
Loss (Gain) on Disposition of Assets	—	(5,418)	—			(5,418)
Advisory Fee	6,900	—	—			6,900
Total Operating Expenses	9,114	214,408	—			236,114
Loss from Operations	(9,114)	(31,308)	—			(53,014)
Non-Operating Expenses (Income)
Interest Expense, Net	—	31,191	—			31,191
Interest Earned on Marketable Securities Held in Trust Account	(7,892)	—	7,892	(BB	)	—
Loss on Extinguishment of Debt	—	4,642	—			4,642
Change in Fair Value of Warrant Liability	—	(3,956)	3,956	(CC	)	—
Change in Fair Value of Contingent Consideration	—	1,326	—			1,326
Other Non-Operating (Income) Expenses	—	1,284	—			1,284
Initial Loss on PIPE Subscription Agreements Liability	15,582	—	(15,582)	(DD	)	—
Change in Fair Value of PIPE Subscription Agreements Liability	(308)	—	308	(DD	)	—
Initial Loss on Forward Purchase Agreement Liability	—	—	8,083	(EE	)	8,083
Total Non-Operating Expenses	7,382	34,487	—			46,526
Loss Before Income Taxes	(16,495)	(65,795)	—			(99,540)
Income Tax Expense		562	—			562
Net Loss	(16,495)	(66,357)	—			(100,102)
Net Loss Attributable to Noncontrolling Interests	—	(439)	—			(439)
Net Loss Attributable to the Combined Company	—	(65,918)	—			(99,663)
Net Loss Attributable to Common Stockholders	(16,495)	(65,670)	—			(99,415)
Net Loss Per Share Attributable to Common Stockholders, Basic and Diluted	(0.66)	(56.46)	—			(1.38)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND YEAR ENDED DECEMBER 31, 2025

1. Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the pro forma effects of the Business Combination contemplated by the Merger Agreement.

The unaudited pro forma condensed combined balance sheet gives effect to the Business Combination as if it had occurred on March 31, 2026, and the unaudited pro forma condensed combined statements of operations give effect to the Business Combination as if it had occurred on January 1, 2025, as this is the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations. The pro forma adjustments are based upon currently available information and certain assumptions that management believes are reasonable under the circumstances.

Notwithstanding the legal form of the transactions, the Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting:

•	Teamshares was treated as the accounting acquirer; and

•	Live Oak was treated as the acquired company for financial reporting purposes.

Accordingly, the pro forma financial statements represent a continuation of the financial statements of Teamshares, with the Business Combination treated as issuance of equity by Teamshares for the net assets of Live Oak accompanied by a recapitalization. Live Oak’s assets and liabilities will be recorded at historical cost, and no goodwill or intangible assets will be recognized.

Under the terms of the Merger Agreement, Teamshares stockholders as of the First Effective Time (after taking into account the effects of any Liquidation Preference Elections and, thereafter, after giving effect to the Company Preferred Stock Exchange required by the terms of the Merger Agreement) received 49,435,918 shares of Combined Company Common Stock with an aggregate value equal to the Stockholder Merger Consideration, based on a value of $10.00 per share. Other than Teamshares options which are in-the-money as of the First Effective Time, all Teamshares options, warrants and any other securities convertible or exchangeable for Teamshares shares were terminated as of the First Effective Time.

In addition, qualifying Earnout Participants received a right to certain Earnout Shares, if any such shares are issued to Earnout Participants upon the achievement, if any, of specified share price targets or other events or conditions which may occur during the post-Closing Earnout Period. The Deferred Founder Shares are subject to forfeiture and shall vest if certain Founder Share Triggering Events are achieved during the Founder Share Measurement Period. If none of the Founder Share Triggering Events occur during the Founder Share Measurement Period the Deferred Founder Shares will be forfeited.

Contemporaneously with execution of the Original Merger Agreement, Live Oak entered into Initial PIPE Subscription Agreements for the Initial PIPE Investment. The Initial PIPE Investment is reflected in the pro forma financial information.

Direct and incremental transaction costs incurred prior to or concurrent with the Closing are reflected as a reduction to accumulated deficit in the unaudited pro forma condensed combined balance sheet, to the extent such costs are factually supportable. Any amounts that remain contingent or uncertain have not been included.

The pro forma financial information includes only Transaction Accounting Adjustments required by Article 11 of Regulation S-X. The Company is subject to U.S. federal and state income taxes and files on a consolidated basis, aggregating relevant tax attributes in determining consolidated taxable income. In light of the Company’s significant NOL carryforwards, which are reflected in deferred tax assets, any incremental pro forma tax effects are not expected to be material, provided, however, that the extent to which Teamshares NOLs may be carried forward and relevant, in relation to the Company’s tax liabilities after the Closing, if at all, is not yet certain and Teamshares management continues to analyze the tax implications of the transaction, including relative to NOLs, as of the date of this Proxy Statement/Prospectus; accordingly, no pro forma income tax adjustments are presented. The Company’s primary current tax exposure is state income taxes, recorded as a component of current income tax expense. Management will reassess tax impacts, including the utilization and valuation of NOLs, upon Closing.

Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the Combined Company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of Teamshares and Live Oak.

Based on its initial analysis, management did not identify any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and the other transactions contemplated by the Merger Agreement and has been prepared for informational purposes only.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Live Oak and Teamshares have not had any historical relationship prior to the Business Combination.

Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 reflects the following adjustments:

(A) Represents pro forma adjustments to cash to reflect the following:

Investment held in Trust Account(1)	48,149
Proceeds from Initial PIPE Subscription Agreements(2)	126,500
Payment of accrued transaction costs by Live Oak(3)	(15,731)
Payment of accrued transaction costs by Teamshares(4)	(7,358)
Payment of the debt obligations concurrent with the merger(5)	(37,060)
Proceeds from Teamshares SAFEs subsequent to March 31, 2026(6)	2,230
Payment of the Prepayment Amount related to the Forward Purchase Agreement(7)	(42,240)
Total	74,490

(1)

Reflects the reclassification of cash equivalents held in the trust account inclusive of accrued interest and after giving effect to the impact of redemptions. See adjustment (B) for the corresponding offset.

(2)

Reflects the proceeds of approximately $126.5 million from the issuance and sale of 13,750,000 shares of Combined Company Common Stock at $9.20 per share in the Initial PIPE Investment transaction pursuant to the Initial PIPE Subscription Agreements. See adjustment (F)(1) for the corresponding offset to Combined Company Common Stock and adjustment (G)(2) for the corresponding offset to additional paid-in capital.

(3)

Reflects the payment of $15.7 million of transaction costs incurred by Live Oak, including: (i) $9.1 million of transaction costs that were incurred prior to March 31, 2026 that will be paid concurrent with the Merger, of which, $0.3 million were recorded as Deferred Underwriting Fee (reduced from $6.9 million), $6.9 million were recorded as Deferred Advisory Fee related to Live Oak’s Initial Public Offering, $1.8 million were recorded as Accrued Expenses, and $0.1 million were recorded as Accrued Offering Costs as of March 31, 2026. (See adjustment (C) for the corresponding offsets to these accounts). These costs were expensed as incurred. The $0.3 million Deferred Underwriting Fee is included in the approximately $4.1 million that Santander received pursuant to the terms of the Teamshares-Santander Advisory and Placement Agent Agreement. (ii) $6.7 million of transaction fees incurred after March 31, 2026, including the $3.8 million PIPE Placement Fee, and $2.9 million of legal and advisory fees. See adjustment (G)(10) for the corresponding offset. The $3.8 million PIPE Placement Fee is included in the approximately $4.1 million that Santander received pursuant to the terms of the Teamshares-Santander Advisory and Placement Agent Agreement.

(4)

Reflects the payment of $7.4 million of transaction costs incurred by Teamshares, including: (i) $2.2 million of transaction costs recorded in Accounts Payable as of March 31, 2026 payable concurrent with the Merger (See adjustment (L) for the offset to accounts payable). These fees include legal and advisory services directly supporting the preparation and filing of the registration statement. These fees were concurrently reclassified to a reduction in additional paid-in capital concurrent with the Closing, up to the gross proceeds of the offering. See adjustments (M) and (G)(9) for discussion of Other Current Assets and additional paid-in capital, respectively. Management evaluated the nature of all transaction-related costs in accordance with Staff Accounting Bulletin Topic 5.A and ASC 340 10-S99-1. (ii) A total of $2.1 million of transaction costs that were incurred prior to March 31, 2026 that were not directly attributable to the offering, and therefore were expensed as incurred. These fees include legal and advisory services related to the negotiation and structuring of the Merger Agreement, accounting and audit services for historical financial statements, and other professional services that are not directly attributable to the offering. These costs were recorded in Accounts Payable as of March 31, 2026 and were payable concurrently with the Merger. See adjustment (L) for the offset to accounts payable. (iii) $2.3 million of legal and advisory costs incurred after March 31, 2026 that are specific incremental costs directly attributable to the offering. The nature of these costs is consistent with those described in adjustment (A)(4)(i). See adjustment (G)(9) for the corresponding offset. (iv) $0.8 million of transaction costs incurred after March 31, 2026 that are not specific incremental costs directly attributable to the offering. The nature of these costs is consistent with those described in adjustment (A)(4)(ii). See adjustment (H)(3) for the corresponding offset.

(5)

Reflects the repayment of $33.9 million in connection with the maturity of the HBC Credit Facility which was paid upon the Closing (see adjustment (J)(1)), the payment of $1.0 million of HBC Fees in cash which will be payable upon the Closing (see adjustment (J)(2)), and the payment of $2.2 million of deferred consideration for an operating subsidiary that was acquired during 2025 which is required within 60 days of the Closing (see adjustment (J)(3)).

(6)

Reflects the proceeds of $2.2 million from Teamshares SAFEs that were received subsequent to March 31, 2026. See adjustment (F)(4) for the corresponding offset to Combined Company Common Stock and adjustment (G)(5) for the corresponding offset to additional paid-in capital.

(7)	Reflects the $42.2 million Prepayment Amount paid by the Combined Company to the FPA Investor as described in the Forward Purchase Agreement. See adjustment (G)(13) for the corresponding offset.

(B)

Reflects the reclassification of approximately $48.1 million of cash and investments held in the trust account as of March 31, 2026 that becomes available following the Business Combination, after giving effect to the impact of redemptions. See adjustment (A)(1) for the corresponding offset.

(C)

Reflects the payment of $0.3 million of deferred underwriter fees (reduced from $6.9 million after redemptions; see adjustment (G)(15)), $6.9 million of deferred advisory fees incurred during the Live Oak initial public offering due upon completion of the Business Combination, $0.1 million of Accrued Offering Costs, and $1.8 million of Accrued Expenses that were accrued by Live Oak as of March 31, 2026 (See adjustment (A)(3)(i) for the corresponding offsets).

(D)

Reflects the reclassification of 4,561,341 Live Oak public shares, subject to possible redemption, from mezzanine equity to permanent equity, after giving effect to the impact of redemptions of 18,438,659 shares. The unaudited pro forma condensed balance sheet reflects the reclassification with a corresponding increase of $48.1 million to additional paid in-capital (Adjustment (G)(1)) and an increase of an immaterial amount to Combined Company Common Stock (Adjustment (F)(5)). The corresponding offset for cash paid to redeeming shareholders is included in adjustment (B).

(E)

Conversion of Live Oak Class B Ordinary Shares (which were converted into Live Oak Class B Common Stock pursuant to the Domestication and subsequently converted into Combined Company Common Stock pursuant to the Interim Charter) to Combined Company Common Stock in connection with the Business Combination. See adjustment (F)(6) for the corresponding offset to Combined Company Common Stock and adjustment (G)(6) for the corresponding offset to additional paid-in capital.

(F)	Represents pro forma adjustments to Combined Company Common Stock balance to reflect the following:

Issuance of Combined Company Common Stock from Initial PIPE financing per Initial PIPE Subscription Agreements(1)	1
Recapitalization of Teamshares preferred stock and common stock to Combined Company Common Stock(2)	5
Issuance of Combined Company Common Stock from exercised Teamshares Warrants(3)	—
Issuance of Combined Company Common Stock from conversion of Teamshares SAFEs(4)	—
Reclassification of Live Oak public shares subject to redemption, to permanent equity(5)	—
Conversion of Live Oak Class B Ordinary Shares (which were converted into Live Oak Class B Common Stock pursuant to the Domestication and subsequently converted into Combined Company Common Stock pursuant to the Interim Charter) to Combined Company Common Stock in connection with the Business Combination(6)	—
Issuance of Incentive Founder Shares to investors who entered into NRAs (7)	—
Total	6

(1)

Reflects the proceeds of approximately $126.5 million from the issuance and sale of 13,750,000 shares of Combined Company Common Stock (par value of $0.0001 per share) at $9.20 per share in the Initial PIPE Investment transaction pursuant to the Initial PIPE Subscription Agreements. See adjustment (A)(2) for the corresponding offset in cash and adjustment (G)(2) for the corresponding offset to additional paid-in capital.

(2)

Recapitalization of Teamshares preferred stock and common stock into 49,214,976 shares of Combined Company Common Stock (par value of $0.0001 per share). See adjustment (P) for the offset to Teamshares’ Common Stock and Preferred Stock Par Value and adjustment (G)(3) for the corresponding offset in additional paid-in capital.

(3)

Reflects the issuance of 220,942 shares of Combined Company Common Stock (par value of $0.0001 per share) in relation to exercised Teamshares Warrants. See adjustment (N) for the offset to warrant liability and adjustment (G)(4) for the offset to additional paid-in capital.

(4)

Reflects the issuance of 751,343 shares of Combined Company Common Stock (par value of $0.0001 per share) in relation to Teamshares SAFEs. $4.1 million of the SAFEs were received in 2025 and during the three months ended March 31, 2026 and $2.2 million were received subsequent to March 31, 2026. See adjustment (O) for the offset related to the SAFE liability as of March 31, 2026, adjustment (A)(6) for the SAFEs received subsequent to March 31, 2026, and adjustment (G)(5) for the offset to additional paid-in capital.

(5)

Reclassification of Live Oak public shares subject to redemption, after giving effect to the impact of redemptions, to permanent equity. This results in the issuance of 4,561,341 shares of Combined Company Common Stock (par value of $0.0001 per share). See adjustment (D) for the corresponding offset to Live Oak public shares subject to redemption and adjustment (G)(1) for the offset to additional paid-in capital.

(6)

Conversion of Live Oak Class B Ordinary Shares (which were converted into Live Oak Class B Common Stock pursuant to the Domestication and subsequently converted into Combined Company Common Stock pursuant to the Interim Charter) to 3,450,000 shares of Combined Company Common Stock (par value of $0.0001 per share) in connection with the Business Combination. See adjustment (E) for offset to Live Oak Class B Ordinary Shares and adjustment (G)(6) for the corresponding offset to additional paid-in capital.

(7)

Reflects the issuance of 37,171 shares of Combined Company Common Stock (par value of $0.0001 per share) to investors who entered into non-redemption agreements (NRAs). See adjustment (E) for offset to Live Oak Class B Ordinary Shares.

(G)	Represents pro forma adjustments to additional paid-in capital balance to reflect the following:

Reclassification of Live Oak public shares subject to redemption, to permanent equity, and increase in par value of common stock(1)	48,149
Issuance of Combined Company Common Stock from Initial PIPE financing per Initial PIPE Subscription Agreements(2)	126,499
Recapitalization of Teamshares preferred stock and common stock to Combined Company Common Stock(3)	(5)
Issuance of Combined Company Common Stock from exercised Teamshares Warrants(4)	2,209
Issuance of Combined Company Common Stock from conversion of Teamshares SAFEs(5)	6,330
Conversion of Live Oak Class B Ordinary Shares (which were converted into Live Oak Class B Common Stock pursuant to the Domestication and subsequently converted into Combined Company Common Stock in connection with the Closing) to Combined Company Common Stock in connection with the Business Combination(6)	1
Record offset for contingent consideration liability for Earnout Shares(7)	(41,622)
Record offset for contingent consideration liability for Deferred Founder Shares(8)	(14,646)
Reduction in APIC related to transaction costs directly attributable to the offering incurred by Teamshares(9)	(3,370)
Reduction in APIC related to costs incurred by Live Oak after March 31, 2026(10)	(6,680)
Elimination of Live Oak’s historical accumulated deficit(11)	(30,986)
Increase in APIC related to the elimination of gains and losses on Live Oak’s PIPE Subscription Agreements Liability(12)	16,539
Payment of the Prepayment Amount related to the Forward Purchase Agreement (13)	(42,240)
Reduction in APIC related to the fair value of the Forward Purchase Agreement Liability (14)	(8,083)
Increase in APIC related to the reduction of Santander Underwriting Fees (15)	6,602
Total	58,696

(1)

Reclassification of Live Oak Public Shares subject to redemption, after giving effect to the impact of redemptions, to permanent equity. This results in the issuance of 4,561,341 shares of Combined Company Common Stock (par value of $0.0001 per share). See adjustment (D) for the corresponding offset to Live Oak Public Shares subject to redemption and adjustment (F)(5) for the offset to Combined Company Common Stock.

(2)

Reflects the proceeds of approximately $126.5 million from the issuance and sale of 13,750,000 shares of Combined Company Common Stock (par value of $0.0001 per share) at $9.20 per share upon consummation of the Initial PIPE Investment transaction pursuant to the Initial PIPE Subscription Agreements. See adjustment (A)(2) for the corresponding offset in cash and adjustment (F)(1) for the corresponding offset to Combined Company Common Stock.

(3)

Recapitalization of shares of Teamshares preferred stock and common stock into 49,214,976 shares of Combined Company Common Stock (par value of $0.0001 per share). See adjustment (P) for the offset to Teamshares’ Common Stock and Preferred Stock Par Value and adjustment (F)(2) for the offset to Combined Company Common Stock.

(4)

Reflects the issuance of 220,942 shares of Combined Company Common Stock (par value of $0.0001 per share) in relation to exercised Teamshares Warrants. See adjustment (N) for the corresponding offset to warrant liability and adjustment (F)(3) for the corresponding offset to Combined Company Common Stock.

(5)

Reflects the issuance of 751,343 shares of Combined Company Common Stock (par value of $0.0001 per share) in relation to Teamshares SAFEs. $4.1 million of the SAFEs were received in 2025 and during the three months ended March 31, 2026 and $2.2 million were received subsequent to March 31, 2026. See adjustment (O) for the corresponding offset related to the SAFE liability as of March 31, 2026, adjustment (A)(6) for the SAFEs received subsequent to March 31, 2026, and adjustment (F)(4) for the corresponding offset to Combined Company Common Stock.

(6)

Conversion of Live Oak Class B Ordinary Shares (which, upon Domestication, became shares of Live Oak Class B Common Stock, corresponding, upon the Closing, to an equivalent number of shares of Combined Company Common Stock) to 3,450,000 shares of Combined Company Common Stock (par value of $0.0001 per share) in connection with the Business Combination. See adjustment (E) for offset to Live Oak Class B Ordinary Shares and adjustment (F)(6) for the offset to Combined Company Common Stock.

(7)	Reflects the offset for contingent consideration liability for Earnout Shares. See adjustment (I) for the corresponding offset.

(8)	Reflects the offset for contingent consideration liability for Deferred Founder Shares. See adjustment (K) for the corresponding offset.

(9)

Reflects $1.1 million of directly attributable transaction costs that are included within Other Current Assets of Teamshares and $2.3 million of specific incremental costs directly attributable to the transaction that were incurred after March 31, 2026 through the Closing Date. In accordance with SAB Topic 5.A., management concluded that transaction costs that are directly attributable to the Merger may be capitalized up to the gross proceeds of the offering, and that Live Oak’s Cash and cash equivalents represents the expected gross proceeds of the Merger. Therefore, directly attributable transaction costs in excess of Live Oak’s Cash and cash equivalents are expensed as incurred. See adjustment (M) for the corresponding offset to Other Current Assets and see adjustment (A)(4)(iii) for the corresponding offset to the $2.3 million of expected transaction costs subsequent to March 31, 2026.

(10)

Approximately $6.7 million of transaction costs were incurred by Live Oak after March 31, 2026, through the Closing Date. See adjustment (A)(3)(ii) for the corresponding offset. These transaction costs are included in this balance, as they would be charged to accumulated deficit of Live Oak and concurrently eliminated to additional paid-in capital.

(11)	Elimination of Live Oak’s historical accumulated deficit. See adjustment (H)(1) for the corresponding offset.

(12)	Elimination of gains and losses on Live Oak’s PIPE Subscription Agreements liability that were recorded in Live Oak’s historical accumulated deficit. See adjustment (Q) for the corresponding offset.

(13)

Reflects the payment of the Prepayment Amount related to the Forward Purchase Agreement. The Company believes that the substance of this payment is akin to a subscription receivable for shares in the Combined Company. As such, this payment has been presented as a reduction of Additional Paid-In Capital. See adjustment (A)(7) for the corresponding offset.

(14)	Reflects the fair value of the Forward Purchase Agreement Liability. See adjustment (R) for the corresponding offset.

(15)

Reflects the portion of the Deferred Underwriting Fee that was reduced after giving effect to the impact of redemptions. See adjustment (A)(3)(i) for corresponding offset to cash, and adjustment (C) for the corresponding offset to Deferred Underwriting Fee.

(H)	Represents pro forma adjustments to the accumulated deficit balance to reflect the following:

Elimination of Live Oak’s historical accumulated deficit(1)	30,986
Changes in accumulated deficit to reflect the gain on fair value of warrants due to the extinguishment of certain Teamshares warrants(2)	672
Changes in accumulated deficit for acquisition-related transaction expenses incurred by Teamshares that are not direct incremental costs attributable to the offering(3)	(800)
Total	30,858

(1)

Represents the elimination of Live Oak’s accumulated deficit, in connection with the reverse recapitalization including the adjustment for accrued transaction expenses. See adjustment (G)(11) for the corresponding offset.

(2)	Represents the changes in accumulated deficit to reflect the gain on fair value of warrants due to the extinguishment of certain Teamshares warrants. See adjustment (N) for the corresponding offset.

(3)

Represents the amount of acquisition-related transaction expenses incurred by Teamshares that are not direct incremental costs attributable to the offering. See adjustment (A)(4)(iv) for the corresponding offset.

(I)	Reflects the contingent consideration liability for the earnout shares for the eligible earnout participants. See adjustment (G)(7) for the corresponding offset.

(J)	Reflects the payment of the following debt obligations concurrent with the merger:

Reflects the repayment by Teamshares of amounts outstanding under the HBC Credit Facility concurrent with the Mergers.(1)	(33,850)
Reflects the payment by Teamshares of HBC Fees in cash concurrent with the Mergers. (2)	(1,000)
Reflects the payment of deferred consideration for an operating subsidiary that was acquired during 2025. This payment is required within 60 days of the Closing.(3)	(2,210)
Total	(37,060)

(1)	See adjustment (A)(5) for the corresponding offset.

(2)	See adjustment (A)(5) for the corresponding offset.

(3)	See adjustment (A)(5) for the corresponding offset.

(K)	Reflects the deferred liability for Deferred Founder Shares. See adjustment (G)(8) for the corresponding offset.

(L)

Reflects the payment of $4.3 million of accounts payable related to accrued transaction costs incurred by Teamshares prior to March 31, 2026. See adjustment (A)(4)(i) and (A)(4)(ii) for the corresponding offsets.

(M)

Reflects the reclassification of $1.1 million of transaction costs that were incurred in 2025 and during the three months ended March 31, 2026 by Teamshares that are directly attributable to the offering. These costs were recorded in Other Current Assets as of March 31, 2026 and were concurrently reclassified to a reduction in additional paid-in capital concurrent with the Closing. These fees include legal and advisory services directly supporting the preparation and filing of the registration statement. These costs were included in Accounts Payable as of March 31, 2026 (see adjustment (A)(4)(i)). See adjustment (G)(9) for the corresponding offset to additional paid-in capital.

(N)

Reflects the removal of warrant liability related to Teamshares warrants as a result of the transaction. Reflects $2.2 million of outstanding Teamshares warrants that were exercised prior to the First Effective Time and $0.7 million of warrants that were extinguished as they were not exercised by the holders prior to the Closing. For the exercised warrants, see adjustment (F)(3) for the corresponding offset to Combined Company Common Stock and adjustment (G)(4) for the corresponding offset to additional paid-in capital. For the extinguished warrants see adjustment (H)(2) for the corresponding offset.

(O)

Reflects the conversion of $4.1 million of liabilities related to Teamshares SAFEs that Teamshares entered into with unaffiliated investors. Pursuant to the terms of the SAFEs, the instruments automatically converted into shares of the Combined Company immediately upon consummation of the Business Combination. See adjustment (F)(4) for the corresponding offset to Combined Company Common Stock and adjustment (G)(5) for the corresponding offset to additional paid-in capital.

(P)

Reflects the conversion of Teamshares’ Common Stock and Preferred Stock Par Value that were exchanged in the Transaction for Combined Company Shares. See adjustment (F)(2) for the corresponding offset to Combined Company Common Stock and adjustment (G)(3) for the corresponding offset to additional paid-in capital.

(Q)

Reflects the removal of the Initial PIPE Subscription Agreements liability that is recorded by Live Oak. The Initial PIPE Investment closed concurrently with the consummation of the Business Combination. See adjustment (G)(12) for the corresponding offset.

(R)

Reflects the derivative liability that represents the estimated fair value of the Company’s settlement obligations under the Forward Purchase Agreement. The fair value of $8.1 million is based on the valuation of $2.02 per share using the Black-Scholes valuation model. See adjustment (G)(14) for the corresponding offset. The FPA Investor purchased 4,000,000 shares prior to the deadline described in the Forward Purchase Agreement. The prepayment amount of $42.2 million is based on the final redemption price of $10.56 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2026 and the year ended December 31, 2025:

(AA) Represents pro forma adjustments related to selling, general, and administrative expense as follows:

	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Additional transaction costs not yet incurred by Teamshares that are not directly attributable to the offering, and therefore are expensed as incurred	—	$800
Additional transaction costs not yet incurred by Live Oak	—	6,680
Stock-based compensation expense related to the earnout shares allocated to eligible optionholders	1,278	5,112
Total	$1,278	$12,592

(BB) Reflects the elimination of interest income related to the investment held in the Trust Account.

(CC) Reflects the elimination of remeasurement gains and losses on Teamshares warrant liability.

(DD) Reflects the elimination of gains and losses on Live Oak’s PIPE Subscription Agreements liability

(EE) Reflects the initial fair value of the Forward Purchase Agreement Liability.

(FF) Reflects the elimination of interest expense related to the HBC Credit Facility. The HBC Credit Facility was required to be repaid in full upon the Closing. Therefore, for purposes of the pro forma presentation, no interest expense related to the HBC Credit Facility is recorded during the three months ended March 31, 2026.

Loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. When assuming the redemption scenario described above, this calculation is adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2026 and for the year ended December 31, 2025 ($ in thousands except per share data):

	For the Three Months Ended March 31, 2026	For the Year Ended December 31, 2025
Pro Forma Net Loss Attributable to the Combined Company	$(18,558)	$(99,663)
Rollover Shares Adjustment (1)	$64	$248
Pro Forma Net Loss Attributable to the Common Shareholders	$(18,494)	$(99,415)
Weighted Average Common Shares Outstanding	71,985,774	71,985,774
Pro Forma Net Loss Per Share—Basic and Diluted (2) (3)	$(0.26)	$(1.38)
Basic Weighted Average Shares Outstanding	71,985,774	71,985,774
Live Oak public shareholders	561,341	561,341
PIPE Investors	13,750,000	13,750,000
Sponsor	3,450,000	3,450,000
Teamshares Stockholders	49,435,918	49,435,918
SAFE Investors	751,343	751,343
FPA Investor	4,000,000	4,000,000
Other	37,171	37,171

(1)

During the three months ended March 31, 2026 and the year ended December 31, 2025, Teamshares repurchased certain Rollover Shares. The difference between the carrying value and the repurchase value on the repurchase date has been included as an adjustment to Net Loss Attributable to Common Stockholders. See Note 4, “Business Combinations” to the Teamshares Inc. audited annual consolidated financial statements included elsewhere in this Proxy Statement/Prospectus for further discussion of Rollover Shares.

(2)	The per share pro forma net loss per share excludes the impact of outstanding and unexercised warrants and options, as the inclusion of these instruments was anti-dilutive.

(3)

The per share pro forma net loss per share excludes the impact of the Earnout Shares and the Deferred Founder Shares, as the vesting conditions for these shares have not been met. Additionally, the inclusion of these shares would have been anti-dilutive if the vesting conditions had been met.